AGREEMENT
                            ---------

     THIS AGREEMENT made as of this ____ day of March, 1994 by

and between ECKERD CORPORATION (the "Company") and RICHARD W.

ROBERSON ("Employee") residing at 1330 Preservation Way, Oldsmar,

Florida 34677.

     WHEREAS, Employee has been employed by Company in various

capacities for a number of years and most recently as Senior Vice

President; and

     WHEREAS, Employee and Company have reached an agreement for the sale of certain business of the Company to a corporation formed by Employee; and

     WHEREAS, the Company and Employee desire to terminate the

Employment Agreement dated October 1, 1988 between them and to reduce to writing certain rights and obligations in addition to those provided under various plans and agreements between the parties.



     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the

receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Retirement.  Employee hereby voluntarily tenders his
          ----------

resignation of employment with the Company and Company hereby accepts such resignation effective March 31, 1994 (the

"Termination Date").  It is further agreed by the parties hereto that the Employment Agreement between the Company and the

Employee dated October 1, 1988 shall also terminate effective

March 31, 1994.

     2.   Retirement Benefits.  Employee shall be entitled to
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receive any and all retirement benefits payable pursuant to the

Company's Retirement Benefit Plans in accordance with terms of such Plans.  For purposes hereof, Retirement Benefit Plans shall mean (i) the Jack Eckerd Corporation Profit Sharing Plan; (ii)

the Jack Eckerd Corporation Pension Plan; (iii) the Jack Eckerd

Corporation Executive Supplemental Benefit Plan; and (iv) the

Jack Eckerd Corporation Deferred Compensation Plan.

     3.   Additional Benefits.
          -------------------

          (a)  The Company agrees to pay the Employee Twenty-Five

Thousand Dollars ($25,000.00) on each of July 15, 1994; October

15, 1994; January 15, 1995; April 15, 1995; July 15, 1995;

October 15, 1995; January 15, 1996; and April 15, 1996; provided,

however, the Company's obligation to make such payments shall cease upon termination of Employee's employment with Visionworks,

Inc.

          (b)  On or prior to May 1, 1994, the Company shall pay

to Employee any bonuses earned by Employee (i) for the Company's

1993 fiscal year under the terms of the Company's Key Management

Bonus Plan; and (ii) for the 1991-1993 Performance Period under the Company's 3-Year Bonus Plan.

          (c)  The 6,755 shares of Restricted Stock owned by

Employee referred to in the Letter Agreement dated July 19, 1993 between the Company and Employee, a copy of which is attached hereto as Exhibit "A" (the "Letter Agreement") shall continue to vest pursuant to the terms of the Letter Agreement so long as the

Employee remains in the employment of Visionworks, Inc.

     4.   Covenants of the Employee.
          -------------------------

          (a)  The Employee agrees that for a period of two (2)

years from the Termination Date, he will not, directly or

indirectly, engage, assist or participate in, whether as a

director, officer, employee, agent, manager, consultant, partner,

owner or independent contractor or other participant, any

business, firm, corporation, partnership, enterprise or

organization that through the operation of retail stores in which prescription drugs are sold competes with the business engaged or hereafter engaged in by the Company or any of its subsidiaries in the Company's or such subsidiaries' trade areas (for purposes hereof, "trade areas" shall mean any county in any state of the

United States in which retail drug stores operated by the Company and its subsidiaries are located).  Nothing contained herein shall prevent the Employee from acquiring less than 2% of any class of outstanding securities of any company that has any of its securities listed on a national securities exchange or traded in the over-the-counter market.

          (b)  The Employee agrees that for a period of two (2)

years after the termination of this Agreement for any reason, he will not directly induce or solicit any person employed or

hereafter employed by the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries.

          (c)  The Employee agrees and acknowledges that the

Confidential Information of the Company and its subsidiaries (as hereinafter defined) is valuable, special and unique to their business, that such business depends on such Confidential

Information; and that the Company wishes to protect such

Confidential Information by keeping it confidential for the use and benefit of the Company.  Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential Information:

               (i)  The Employee agrees to keep any and all

     Confidential Information in trust for the use and benefit of the Company;

               (ii) The Employee agrees that, except as

     authorized in writing by the Company and its subsidiaries or required by applicable law, he will not at any time for a

     period of five (5) years after the Termination Date,

     disclose, directly or indirectly, any Confidential

     Information of the Company or its subsidiaries;

               (iii)  The Employee agrees to take all reasonable

     steps necessary, or reasonably requested by the Company and its subsidiaries, to ensure that all Confidential

     Information of the Company is kept confidential for the use and benefit of the Company and its subsidiaries; and

               (iv) The Employee agrees that, prior to his

     Termination Date, he will promptly deliver to the Company

     all materials constituting Confidential Information

     (including all copies thereof) that are in the possession of or under the control of the Employee. The Employee further agrees that, if requested by the Company to return any Confidential

     Information pursuant to this Subsection (iv), he will not

     make or retain any copy or extract from such materials.

          For purposes of this Section 4(c), Confidential

Information means any and all information developed by or for the

Company or any of its subsidiaries of which the Employee gained knowledge by reason of his employment by the Company or any of its subsidiaries prior to the Termination Date that is not

generally known in any industry in which the Company is or may become engaged.  Confidential Information includes, but is not limited to, any and all information developed by or for the

Company concerning plans, marketing and sales methods, materials,

processes, business forms, procedures, devices used by the

Company, its subsidiaries, suppliers and customers with which the

Company had dealt prior to the Termination Date, plans for

development of new stores, products, services and expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company and its subsidiaries, together with all written, graphic and other materials relating to all or any part of the same.

     5.   Successors and Assigns.
          ----------------------

          (a)  This Agreement shall be binding upon and shall

inure to the benefit of the Company, its successors and assigns.

The term "Company" as used herein shall include such successors and assigns.  The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or

substantially all of the assets and business of this Company

(including this Agreement) whether by operation of law or

otherwise.

          (b)  Neither this Agreement nor any right or interest

hereunder shall be assignable by the Employee, his beneficiaries,

or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 5 shall preclude (i) the Employee from designating a beneficiary to

receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the

Employee or his estate from assigning any rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Employee.

     6.   Notices.  Any notice required or permitted by this
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Agreement shall be given by registered or certified mail, return receipt requested, addressed to the Company at its then principal office, or to the Employee at his address specified on page 1 of this Agreement, or to either party hereto at such other address or addresses as he or it may from time to time specify for such purposes in a notice similarly given.

     7.   Governing Law; Litigation; Expenses.
          -----------------------------------

          (a)  This Agreement shall be governed by and construed

in accordance with the laws of the State of Florida without

giving effect to the conflicts of law principles thereof.

          (b)  The Employee and the Company hereby agree that the

courts of the State of Florida shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this

Agreement or to any matter arising therefrom.  Each of the

Employee and the Company expressly submits and consents in

advance to such jurisdiction in any action commenced in such courts hereby waiving personal service of the summons and

complaint or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to the Company at its then principle office or to the Employee at his address specified on page 1 of this Agreement, or to either party hereto at such other addresses as it or he from time to time specify to the other party in writing for such purpose.  The exclusive choice of forum set forth in this Section 7 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

          (c)  All costs and expenses (including attorneys' fees)

incurred in connection with any litigation relating to a claim or dispute pertaining to this Agreement shall be paid by the party incurring such expenses.

          (d) Nothing contained in this Section 7 shall be deemed to limit the Company's obligation to indemnify the

Employee to the fullest extent permitted by applicable law in respect of any actions, claims or proceedings which are based upon acts or omissions of the Employee related to the performance of his duties hereunder to the extent he would have otherwise been entitled to indemnification under the By-laws or charter of the Company or any of its subsidiaries or to the extent to which indemnification is to be paid to officers and directors as a matter of law.

     8.   Entire Agreement.   This instrument contains the entire
          ----------------

agreement of the parties relating to the subject matter hereof,

and there are no restrictions, agreements, promises, covenants,

undertakings, representations or warranties with respect to the subject matter hereof other than those expressly set forth

herein.  No modification of this Agreement shall be valid unless in writing and signed by the parties hereto.  The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition of this Agreement.

     9.   Severability.  If any term or provision of this
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Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10.  Injunctive Relief.
          -----------------

          (a)  The Employee acknowledges and agrees that the

covenants and obligations contained in Section 4(a), 4(b) and

4(c) of this Agreement relate to special, unique and

extraordinary matters and that a violation of any of the terms of such Sections will cause the Company irreparable injury for which adequate remedies at law are not available.  Therefore, the

Employee agrees that the Company shall be entitled to an

injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from committing any violation of the covenants and obligations set forth in Sections 4(a), 4(b) and 4(c) hereof.

          (b)  The Company's rights and remedies under this

Section 10 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.  In

connection with the foregoing provisions of this Section 10, the

Employee represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

     11.  Withholding Taxes.  The Company may deduct from any
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payments to be made hereunder any federal, state or local

withholding or other taxes which the Company determines it is required to deduct under applicable law.

          IN WITNESS WHEREOF, the parties hereto have duly

executed and delivered this Agreement as of the day, month and year first written above.



ECKERD CORPORATION



By:  __________________
     Stewart Turley
     Chairman and CEO



EMPLOYEE


________________________
Richard W. Roberson